Exhibit 32.1

Certification
of Principal Executive Officer and Principal Financial Officer Pursuant to Exchange Act Rule 13a-14(a),
As Adopted
Pursuant to Section 302 of the
Sarbanes - Oxley Act of 2002

The undersigned of the Company, certifies that:

(1)          They has reviewed this Quarterly Report on Form 10-Q of China HGS Real Estate, Inc. for the quarter ended June 30, 2015; and

(2)          Based on their knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report.

/s/ Xiaojun Zhu	/s/ Wei Shen
Name: Xiaojun Zhu	Name: Wei Shen
Title: Chief Executive Officer	Chief Financial Officer
August 7, 2015	August 7, 2015

A signed original of this written statement required by Section 906 of the Sarbanes Oxley Act of 2002 has been provided to the Company and will be retained by the Company and will be furnished to the SEC or its staff upon request. This exhibit is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 but is instead furnished as provided by applicable rules of the SEC.